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                              TROUTMAN SANDERS LLP
                     600 PEACHTREE STREET, N.E., SUITE 5200
                          ATLANTA, GEORGIA 30308-2216
                                 (404) 885-3900

                                November 3, 1997

The Southern Company
270 Peachtree Street, N.W.
Atlanta, Georgia  30303

         Re:  Offer to Purchase and Proxy Statement

Ladies and Gentlemen:

         We are acting as counsel to The Southern Company in connection with the preparation of a Schedule 13E-4 (the "13E-4"), including an Offer to Purchase and Proxy Statement, filed with the Securities and Exchange Commission on November 3, 1997 (the "Offer to Purchase and Proxy Statement").

         We hereby confirm our opinion that the statements as to matters of law and legal conclusions set forth under the caption "Certain Federal Income Tax Consequences" in the Offer to Purchase and Proxy Statement are correct in all material respects.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the 13E-4 and to the use of our name under the heading "Certain Federal Income Tax Consequences" in the Offer to Purchase and Proxy Statement.

                                                  Very truly yours,

                                                  /s/ Troutman Sanders LLP
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                                                      TROUTMAN SANDERS LLP